Exhibit 99.19

SILVER LAKE PARTNERS
HELLMAN & FRIEDMAN CAPITAL PARTNERS

May 24, 2007

The Nasdaq Stock Market, Inc.
One Liberty Plaza
New York, NY 10006

Re: Registration Rights Agreement

Ladies and Gentlemen:

Reference is hereby made to the Registration Rights Agreement, dated as of April 21, 2005 (the “Registration Rights Agreement”), among (i) The Nasdaq Stock Market, Inc. (the “Company”), (ii) Hellman & Friedman Capital Partners IV, L.P., H&F International Partners IV–A, L.P., H&F International Partners IV–B, L.P. and H&F Executive Fund IV, L.P. (collectively, the “H&F Entities”), (iii) Silver Lake Partners II TSA, L.P., Silver Lake Technology Investors II, L.P., Silver Lake Partners TSA, L.P. and Silver Lake Investors, L.P. (collectively, the “SLP Entities”), (iv) Integral Capital Partners VI, L.P. and (v) VAB Investors, LLC. Reference is also made to the separate Voting Agreements, dated as of the date hereof (the “Voting Agreements”), among the H&F Entities, the SLP Entities and OMX AB. Capitalized terms used but not otherwise defined herein are used herein with the meanings given to them in the Registration Rights Agreement.

The parties hereto are entering into this letter agreement in order to induce the SLP Entities and the H&F Entities to enter into the Voting Agreements. The SLP Entities, the H&F Entities and the Company hereby agree as follows:

1.             No Registration Blackout. Except as required by law, while the Voting Agreements are in effect, the Company shall not at any time or in any manner (a) defer or delay effecting any registration requested by the SLP Entities and/or the H&F Entities pursuant to Section 2.1(e)(iv) of the Registration Rights Agreement, or (b) discontinue any registration of the Company’s securities which is being effected pursuant to Section 2.1 of the Registration Rights Agreement.

2.             Amendments and Waivers. This letter agreement may not be amended except by an instrument in writing signed on behalf of the Company and each of the H&F Entities and each of the SLP Entities.

3.             Successors, Assigns and Transferees. This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. All or any portion of the rights of the H&F Entities and the SLP Entities under this letter agreement are transferable to each transferee of any of the H&F Entities or the SLP Entities to whom the transferor transfers Registrable Securities or Warrants.

4.             Notices. All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, fax or hand delivery:

(i)  if to the Company, to:

The Nasdaq Stock Market, Inc.
One Liberty Plaza
New York, NY 10006
Attention: Office of the General Counsel
Facsimile: (301) 978-8472

(ii)  if to the H&F Entities, to:

Hellman & Friedman LLC
One Maritime Plaza, 12th Floor
San Francisco, CA 94111
Attention: Arrie Park
Fax: (415) 788-0176

(iii)  if to the SLP Entities, to:

Silver Lake Partners
2775 Sand Hill Road, Suite 100
Menlo Park, CA 94025
Attention: Karen King
Fax: (650) 234-2593

All such notices and communications shall be deemed to have been given or made (a) when delivered by hand, (b) five (5) business days after being deposited in the mail, postage prepaid or (c) when faxed, receipt acknowledged.

5.             Descriptive Headings. The headings in this letter agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

6.             Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

7.             Counterparts. This letter agreement may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

8.             Governing Law. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

9.             Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this letter agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this letter agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled at law or in equity.

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Sincerely yours,

SILVER LAKE PARTNERS TSA, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES, L.L.C.,
its General Partner

	By:	/s/ Karen M. King
	Name:	Karen M. King
	Title:	General Counsel

SILVER LAKE INVESTORS, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES, L.L.C.,
its General Partner

	By:	/s/ Karen M. King
	Name:	Karen M. King
	Title:	General Counsel

SILVER LAKE PARTNERS II TSA, L.P.

By:	SILVER LAKE TECHNOLOGY
ASSOCIATES II, L.L.C., its General Partner

	By:	/s/ Karen M. King
	Name:	Karen M. King
	Title:	General Counsel

SILVER LAKE TECHNOLOGY INVESTORS II, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES II, L.L.C.,
its General Partner

	By:	/s/ Karen M. King
		Name:	Karen M. King
		Title:	General Counsel

HELLMAN & FRIEDMAN CAPITAL PARTNERS IV, L.P.

By: H&F INVESTORS IV, LLC

By:	/s/ Georgia Lee
	Name:	Georgia Lee
	Title:	Vice President

H&F INTERNATIONAL PARTNERS IV-A, L.P.

By: H&F INVESTORS IV, LLC

By:	/s/ Georgia Lee
Name: Georgia Lee
Title: Vice President

H&F INTERNATIONAL PARTNERS IV-B, L.P.

By: H&F INVESTORS IV, LLC

By:	/s/ Georgia Lee
Name: Georgia Lee
Title: Vice President

H&F EXECUTIVE FUND IV, L.P.

By: H&F INVESTORS IV, LLC

By:	/s/ Georgia Lee
Name: Georgia Lee
Title: Vice President

Confirmed and Agreed to:

THE NASDAQ STOCK MARKET. INC.

By:	/s/ Robert Greifeld
Name: Robert Greifeld
Title: Chief Executive Officer